                                                                       EXHIBIT 5

                           Schifino & Fleischer, P.A.
                                ATTORNEYS AT LAW

 William J. Schifino     Telephone: (813)223-1535     One Tampa City Center
 Frank N. Fleischer      Telecopier: (813)223-3070  201 North Franklin Street
    Lina Angelici        Internet: sf2700@aol.com          Suite 2700
   Amy Lettelleir                                     Tampa, Florida 33602

                                 April 13, 2001

Securities and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, DC 20549

Re:  Tech Data Corporation (the "Company")
     Registration Statement on Form S-8 covering the Company's
     2000 Non-Qualified Stock Option Plan and its
     2000 Equity Incentive Plan


Ladies and Gentlemen:

     We have represented the Company in connection with its Registration Statement on Form S-8 (the "S-8 Registration Statement") relating to the proposed public offering by the Company (the "Offering") of up to 6,000,000 shares of the Company's Common Stock under the Company's 2000 Non-Qualified Stock Option Plan and its 2000 Equity Incentive Plan (collectively, the "Plans"). This opinion is being provided as Exhibit 5 to the S-8 Registration Statement.

     In our capacity as counsel to the Company in connection with the Registration Statement and the Offering, we have examined and are familiar with:
(1) the Company's Articles of Incorporation and bylaws, as currently in effect,
(2) the Plans, (3) the S-8 Registration Statement, and (4) such other corporate records and documents and instruments as in our opinion are necessary or relevant as the basis for the opinions expressed below.

     As to various questions of fact material to our opinion, we have relied without independent investigation on statements or certificates of officials and representatives of the Company, the Department of State of the State of Florida and others. In all such examinations, we have assumed the genuineness of all signatures on original and certified documents, and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other exact copies.

     We express no opinion as to the law of any jurisdiction other than of the State of Florida and the Federal laws of the United States of America.

     Based upon and in reliance on the foregoing, we are of the opinion that:

     1. The Company has been incorporated and organized under the Florida Business Corporation Act, and its status is active.

     2. The Plans have been authorized by all necessary corporate action of the Company.

     3.   When the following events shall have occurred,

            (I) the S-8 Registration Statement shall have become effective in accordance with the Securities Act of 1933, as amended;

           (II) the consideration specified in the Plans and in the instrument of grant covering options granted under the Plans shall have been received; and

          (III) the certificates representing such shares shall have been duly executed, counter-signed and issued by or on behalf of the Company.

the shares of Common Stock so offered and sold in the Offering will be duly authorized, validly issued, fully paid and non-assessable shares of the capital stock of the Company.

     This firm hereby consents to the filing of this opinion as an Exhibit to the S-8 Registration Statement.

                                    Very truly yours,

                                    SCHIFINO & FLEISCHER, P.A.

                                    /s/ Lina Angelici

                                    Lina Angelici
                                    On behalf of the firm